EXHIBIT 10.1


                          VOTING AND WAIVER AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of July 22, 2003, by and among NMP, Inc. ("Holdco"), MarketWatch.com, Inc. ("Parent"), Pinnacor Inc. (the "Company"), CBS Broadcasting Inc. ("CBS") and Pearson International Finance Ltd. ("PIFL" and together with CBS shall be hereinafter referred to as a "Stockholder" and collectively, as the "Stockholders"). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

                                   RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") by and among Holdco, Parent, the Company, Maple Merger Sub, Inc., a direct wholly owned subsidiary of Holdco ("Parent Merger Sub"), and Pine Merger Sub, Inc., a direct wholly owned subsidiary of Holdco ("Company Merger Sub"), Parent Merger Sub is merging with and into Parent (the "Parent Merger") and Company Merger Sub is merging with and into the Company (the "Company Merger" and together with the Parent Merger, the "Mergers") whereby after the Mergers each of Parent and the Company shall be the surviving corporations of the Mergers and direct wholly owned subsidiaries of Holdco;

         WHEREAS, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of shares of the outstanding common stock, $0.01 par value per share, of Parent (the "Parent Common Stock") in the amounts indicated on the final page of this Agreement (the "Shares");

         WHEREAS, as a material inducement for Holdco and the Company to enter into the Merger Agreement, each Stockholder agrees to, in accordance with the terms hereof, vote such Stockholder's Shares, any and all other shares or securities of Parent exchangeable prior to the Expiration Date for any Shares, or any New Shares (as defined below) (collectively with respect to each Stockholder, the "Securities") as set forth herein;

         WHEREAS, certain rights and obligations of the Stockholders with respect to Parent are set forth in a certain Stockholders' Agreement by and among Parent, CBS, Data Broadcasting Corporation ("DBC"), and MarketWatch.com LLC ("MKTW LLC"), dated as of January 13, 1999 (the "Stockholders' Agreement");

         WHEREAS, certain registration rights and obligations of the Stockholders with respect to Parent are set forth in a certain Registration Rights Agreement by and among Parent, CBS and DBC, dated as of January 13, 1999 (the "Registration Rights Agreement");

         WHEREAS, certain licensing rights and obligations of Parent are set forth in a certain Amended and Restated License Agreement by and among CBS and MKTW LLC, dated as of January 13, 1999 (the "License Agreement");

         WHEREAS, MKTW LLC assigned and transferred to Parent all the rights and obligations of MKTW LLC under the Stockholders' Agreement and License Agreement;

         WHEREAS, in January 2001, DBC sold its shares of Parent Common Stock to PIFL and subsequently assigned and transferred to PIFL all the rights and obligations of DBC under the Stockholders' Agreement; and

         WHEREAS, each Stockholder hereto agrees to waive certain provisions of the Stockholders' Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

         1.       Definitions.

                  1.1 As used herein, the term "Expiration Date" shall mean the earliest to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein), (iii) December 31, 2003, or (iv) with respect to any Securities held by any Stockholder sold, transferred or otherwise disposed of to any Person (as defined in the Merger Agreement) other than, with respect to CBS, a controlled affiliate of Viacom Inc., and with respect to PIFL, a controlled affiliate of Pearson plc, the time of effectiveness of such sale, transfer or disposition (each, a "Disposition").

                  1.2 As used herein, the term "New Shares" shall mean any shares or securities of the capital stock of Parent that a Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, and any and all other shares or securities of Parent exchangeable prior to the Expiration Date for any New Shares.

         2. Agreement to Vote. Prior to the Expiration Date, at every meeting of the stockholders of Parent called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, each Stockholder agrees to vote such Stockholder's Securities, and, to the extent applicable, cause holders of record of such Stockholder's Securities to vote in favor of approval of the Merger Agreement, the Parent Merger, the issuance of shares of Holdco Common Stock in the Company Merger and the transactions contemplated thereby. Prior to the Expiration Date, each Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2.

         3. Proxy. Concurrent with the execution of this Agreement, each Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (each, a "Proxy" and collectively, the "Proxies"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law prior to the Expiration Date, covering the total number of Securities beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder. Each Proxy shall not be terminated prior to the Expiration Date by any act of a Stockholder or by operation of law, including, without limitation, the dissolution or liquidation of any corporation or partnership. If between the execution hereof and the Expiration Date, any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Expiration Date, certificates representing the Securities shall be delivered by or on behalf of such Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by Holdco and the Company hereunder shall be as valid as if such dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Holdco or the Company has received notice of such dissolution, liquidation or other event. For the avoidance of doubt, upon the effectiveness of a Disposition whereby any portion of the Securities of a Stockholder is sold, transferred or disposed of as permitted herein, the Proxy of such Stockholder only with respect to that portion of the Securities subject to the Disposition shall be deemed revoked.

         4. Acknowledgement. The parties acknowledge and agree that neither the Company, nor the successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates of the Company shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to a Stockholder in connection with or as a result of any voting (or refrain from voting) by the Company of the Securities subject to the Proxies hereby granted to the Company at any annual, special or other meeting or action of the stockholders of Parent, or the execution of any consent of the stockholders of Parent, so long as any such voting, consent or other action is taken in accordance with the terms and conditions of this Agreement. The parties acknowledge that, pursuant to the authority hereby granted under the Proxies, the Company may, in accordance with the terms of the Proxies, vote the Securities in furtherance of its own interests, and the Company is not acting as a fiduciary for the Stockholders; provided however that the Company shall vote the Securities in accordance with Section 2.

         5. Representations, Warranties and Covenants of Stockholder. Each Stockholder hereby represents, warrants and covenants to Holdco and the Company that:

                  5.1 Ownership. The Stockholder has good and valid title to, and, together with its affiliates reflected on its Schedule 13D and amendments thereto as filed with the SEC, is the sole legal and beneficial owner of the Shares which have not been subject to a Disposition, in each case free and clear of all Liens (other than as reflected in such Schedule 13D and amendments thereto as filed with the SEC). As of the date hereof, such Stockholder does not beneficially own any shares or securities of the capital stock of the Company other than such Stockholder's Shares.

                  5.2 Authorization. The Stockholder has all requisite power and authority to execute and deliver this Agreement and the Proxy of such Stockholder and to consummate the transactions contemplated hereby and thereby and, together with its affiliates reflected on its Schedule 13D and amendments thereto as filed with the SEC, has sole voting power and sole power of disposition (other than under applicable law and as reflected in such Schedule 13D and amendments thereto as filed with the SEC) with respect to all of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto (other than under applicable law and as reflected in such Schedule 13D and amendments thereto as filed with the SEC). The Stockholder has duly executed and delivered this Agreement and, assuming the due execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  5.3 No Violation. To the Stockholder's knowledge, neither the execution, delivery and performance of this Agreement or the Proxy nor the consummation of the transactions contemplated hereby and thereby will (i) require the Stockholder to file or register with, or obtain any material permit, authorization, consent or approval of, any Governmental or Regulatory Entity (as defined in the Merger Agreement), or any other entity (other than the filing of a Schedule 13D, Schedule 13G or amendment thereto, if applicable and the filings and/or notices under the HSR Act (as defined in the Merger Agreement)); or (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any Governmental or Regulatory Entity, or any other entity or any arbitration award binding upon the Stockholder, except in each case as would not materially impair or delay the performance of such Stockholder's obligations hereunder. No proceedings are pending against such Stockholder which, if adversely determined, will have a material adverse effect on such Stockholder's ability to vote any of the Shares.

         6. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Stockholders that:

                  6.1 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming the due execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  6.2 No Violation. To the Company's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company to file or register with, or obtain any material permit, authorization, consent or approval of, any Governmental or Regulatory Entity (as defined in the Merger Agreement), or any other entity (other than the filing of a Schedule 13D,
Schedule 13G or amendment thereto, if applicable and the filings and/or notices under the HSR Act); or (ii) violate, or cause a breach of or default
(or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any Governmental or Regulatory Entity, or any other entity or any arbitration award binding upon the Company, except in each case as would not materially impair or delay the performance of the Company's obligations hereunder.

         7. Termination. This Agreement and the Proxies delivered in connection herewith, including all representations, warranties and covenants set forth herein and therein, shall terminate and shall have no further force or effect as of the Expiration Date; provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement and/or the Proxies prior to the Expiration Date.

         8.       Other Agreements.

                  8.1 Participation Rights. Solely for purposes of this Agreement, each Stockholder hereby acknowledges and agrees that the Mergers and the transactions contemplated by the Merger Agreement and the other agreements referred to in the Merger Agreement shall not be deemed to trigger any of the participation rights of the Stockholders set forth in Section 9.1 of the Stockholders' Agreement and each Stockholder hereby irrevocably waives any and all participation rights the Stockholders may have pursuant to Section
9.1 of the Stockholders' Agreement in connection with the Mergers and the transactions contemplated by the Merger Agreement and the other agreements referred to in the Merger Agreement.

                  8.2 Right of First Refusal. Solely for purposes of this Agreement, each Stockholder hereby agrees and acknowledges that the conversion of Parent Common Stock (as defined in the Merger Agreement) set forth in
Section 2.11(c) of the Merger Agreement in connection with the Parent Merger, whereby the issued and outstanding shares of Parent Common Stock held by such Stockholder shall be converted into a right to receive shares of Holdco Common Stock, shall not be deemed a "Transfer" for purposes of, and shall not trigger any right of first refusal pursuant to, Section 8 of the Stockholders' Agreement.

                  8.3 Full Force and Effect. Except as expressly provided in this Section 8, each of the parties hereto acknowledges, agrees, represents and warrants that the Stockholders' Agreement and the Registration Rights Agreement shall remain in full force and effect (other than provisions of the Stockholders' Agreement and the Registration Rights Agreement that shall have expired or otherwise are no longer in force and effect in accordance with their terms and conditions). Effective as of the Effective Time, all references to Parent in the Stockholders' Agreement and the Registration
Rights Agreement shall be deemed to be a reference to Holdco and the provisions of the Stockholders' Agreement and the Registration Rights
Agreement shall inure to the benefit of, and shall be binding upon, Holdco.
For the avoidance of doubt, each of the parties hereto acknowledges, agrees, represents and warrants that, effective as of the Effective Time, Holdco shall be deemed to be the successor-in-interest to Parent, and Parent shall assign and transfer to Holdco, and Holdco shall accept the assignment and transfer of, all of the rights and obligations of Parent under the Stockholders' Agreement and the Registration Rights Agreement.

                  8.4 License Agreement. Holdco and Parent hereby acknowledge, agree, represent and warrant that the Parent Merger and the transactions contemplated by the Merger Agreement and the other agreements referred to in the Merger Agreement shall not affect the rights and obligations of the parties to the License Agreement, including, without limitation, the Holdco affiliate party to the License Agreement being a wholly owned and controlled subsidiary of Holdco.

                  8.5 HSR Condition. Holdco, Parent and the Company agree that prior to the consummation of the Mergers, any waiting period (and any extension thereof) or approvals applicable to the consummation of the Mergers under the HSR Act or any foreign antitrust or combination law or material filings, consents, approvals and authorizations legally required to be obtained to consummate the Mergers shall have expired, been terminated or obtained, as applicable. Any and all filing fees incurred by any Stockholder in connection with making such filings or obtaining such consents, approvals or authorizations shall be promptly reimbursed by Parent.

         9.      Miscellaneous.

                  9.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

                  9.2 Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

                  9.3 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. For the avoidance of doubt, with respect to any portion of the Securities of a Stockholder sold, transferred or disposed of as permitted herein, upon the effectiveness of such Disposition, that portion of the Securities subject to such Disposition shall be free and clear of any obligations hereunder.

                  9.4 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  9.5 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  9.6 Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or the Proxies, or any judgment entered by any court in respect thereof shall be brought in the federal courts located in the Borough of Manhattan, The City of New York, or, failing jurisdiction thereof, the state courts located therein, and each Stockholder hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each Stockholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which such Stockholder may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or such Stockholder's Proxy or any judgment entered by those courts, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in those courts has been brought in an inconvenient forum.

                  9.7 Entire Agreement. This Agreement and the Proxies contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to the subject matters hereof and thereof.

                  9.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              If to Holdco or Parent:   MarketWatch.com, Inc.
                                        825 Battery Street
                                        San Francisco, CA 94111
                                        Attention:  Doug Appleton, Esq.
                                        Facsimile:  (415) 392-1972
                                        Telephone:  (415) 733-0535

                      with a copy to:   Morrison & Foerster LLP
                                        425 Market Street
                                        San Francisco, California 94105
                                        Attention:  Robert Townsend, Esq.
                                        Facsimile:  (415) 268-7522
                                        Telephone:  (415) 268-7080

                   If to the Company:   Pinnacor Inc.
                                        601 West 26th Street, 13th Floor
                                        New York, New York 10001
                                        Attention:  David Obstler
                                        Facsimile:  (212) 691-1483
                                        Telephone:  (212) 691-7900

                      with a copy to:   Skadden, Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, NY 10036
                                        Attention:  Thomas H. Kennedy, Esq.
                                        Facsimile:  (212) 735-2000
                                        Telephone:  (212) 735-2526

               If to the Stockholder:   To the address for notice
                                        set forth on the
                                        signature page hereof.

                  9.9 Waiver of Jury Trial. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement, the Proxy or the transactions contemplated hereby and thereby.

                  9.10 Specific Performance, Injunctive Relief. Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of the Company and to preserve for the Company the benefits of the Mergers; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Company that cannot be adequately compensated by a monetary award. Accordingly, Holdco, Parent and each Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, the Company shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

                  9.11 Counterparts. This Agreement may be executed in any number of counterparts and delivered by facsimile, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument and the delivering party covenants and agrees that an original will be sent immediately thereafter in accordance with Section 9.8.

                  9.12 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  9.13 No Limitation on Actions of the Stockholder as Director. Notwithstanding anything to the contrary in this Agreement, in the event a representative (the "Representative") of a Stockholder is a director of Parent, nothing in this Agreement is intended or shall be construed to require the Representative, in the Representative's capacity as a director of the Company, to act or fail to act in accordance with the Representative's fiduciary duties in such capacity.

                  9.14 Disclosure. With respect to disclosure about a Stockholder, each Stockholder hereby authorizes the Company to publish or disclose in a Schedule 13D only its identity and the terms and conditions of this Agreement and such Stockholder's Proxy, including the filing of an accurate and complete copy of this Agreement and such Stockholder's Proxy as exhibits to the Schedule 13D (provided, however, that 24 hours prior to making such filing, Company shall provide a copy of such Schedule 13D to Stockholder for such Stockholder's review, provided that the Company shall have no obligations to make changes proposed by such Stockholder). The Company hereby agrees that it shall not publish or disclose in any report filed with the SEC any information relating to any Stockholder, other than as specifically permitted herein, including, without limitation, any additional information in the Schedule 13D not specifically permitted herein, without the prior written consent of such Stockholder, which consent shall not be unreasonably withheld or delayed.

                  9.15 Legend on Share Certificates. Each certificate representing any Securities shall be endorsed by the Company with a legend reading substantially as follows:

                  "The right to vote the shares represented by this certificate is subject to certain restrictions set forth in a voting agreement, a copy of which is on file at the corporation's principal place of business."

         It being understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend upon termination of this Agreement.


                  9.16    Proxy. The terms and conditions set forth in this
Section 9 shall also apply to the Proxies, as if references to the Agreement in this Section 9 were references to the Proxies.






               [Remainder of the Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.



                       HOLDCO:
                                     By:      /s/ Larry Kramer
                                              -------------------------
                                     Name:    Larry Kramer
                                     Title:   CEO


                       PARENT:
                                     By:      /s/ Larry Kramer
                                              -------------------------
                                     Name:    Larry Kramer
                                     Title:   CEO

                      COMPANY:
                                     By:      /s/ David Obstler
                                              -------------------------
                                     Name:    David Obstler
                                     Title:   CFO

                          CBS:
                                 By:    /s/ Richard J. Bressler
                                       ------------------------------
                                 Name:  Richard J. Bressler
                                 Title: Senior Executive Vice President
                                 Stockholder's Address for Notice:
                                 1515 Broadway
                                 New York, New York 10036
                                 with a copy to General Counsel

                                 Shares beneficially owned:
                                 5,636,814 shares of the Company Common Stock

                         PIFL:
                                 By:   /s/ Gary M. Rinck
                                       ------------------------------
                                 Name:  Gary M. Rinck
                                 Title: General Counsel
                                 Stockholder's Address for Notice:
                                 80 Strand
                                 London WC2R CRL
                                 Shares beneficially owned:
                                 5,636,814 shares of the Company Common Stock

                                   EXHIBIT A

                      PROXY TO VOTE STOCK OF THE COMPANY

         The undersigned stockholder of MarketWatch.com, Inc. ("Parent"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints, until the Expiration Date (as defined below), Kirk Loevner and David Obstler of Pinnacor Inc. (the "Company"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent exchangeable therefor on or after the date hereof and prior to the Expiration Date (collectively, the "Securities") in accordance with the terms of this Proxy. The Securities beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies for the Securities given by the undersigned with respect to any Voting Matters (as defined below) are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect thereto until after the Expiration Date.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of July 22, 2003, by and among NMP, Inc., a Delaware corporation ("Holdco"), Parent, the Company and the undersigned stockholder of Parent (the "Voting Agreement"), and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") by and among Parent, Holdco, the Company, Maple Merger Sub, Inc., a direct wholly owned subsidiary of Holdco, and Pine Merger Sub Inc., a direct wholly owned subsidiary of Holdco. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein), (iii) December 31, 2003, (iv) with respect to any Securities held by any Stockholder sold, transferred or otherwise disposed of to any Person (as defined in the Merger Agreement) other than, with respect to CBS Broadcasting Inc., a controlled affiliate of Viacom Inc., and with respect to Pearson International Finance Ltd., a controlled affiliate of Pearson plc, the time of effectiveness of such sale, transfer or disposition (each, a "Disposition"), or (v) the date on which the Voting Agreement is terminated.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Securities, and to exercise all voting and other rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of Parent, as applicable, or at any postponement or adjournment thereof and in every written consent in lieu of such meeting in favor of approval of the Merger Agreement, the Parent Merger (as defined in the Merger Agreement), the issuance of shares of Holdco Common Stock in the Company Merger (as defined in the Merger Agreement) and the transactions contemplated thereby (collectively, the "Voting Matters"). For the avoidance of doubt, upon the effectiveness of a Disposition whereby any portion of the Securities of a Stockholder is sold, transferred or disposed of as permitted in the Voting Agreement, the Proxy of such Stockholder only with respect to that portion of the Securities subject to the Disposition shall be deemed revoked.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Securities on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

         Dated:  July 22, 2003


                                      /s/ Richard J. Bressler
                                      ---------------------------------
                                         (Signature of Stockholder)

                                      CBS Broadcasting Inc.
                                      Richard J. Bressler
                                      Senior Executive Vice President
                                      (Print Name of Stockholder)

                                      Shares beneficially owned:

                                      5,636,814 shares of Parent Common Stock

                                   EXHIBIT A

                      PROXY TO VOTE STOCK OF THE COMPANY

         The undersigned stockholder of MarketWatch.com, Inc. ("Parent"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints, until the Expiration Date (as defined below), Kirk Loevner and David Obstler of Pinnacor Inc. (the "Company"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent exchangeable therefor on or after the date hereof and prior to the Expiration Date (collectively, the "Securities") in accordance with the terms of this Proxy. The Securities beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies for the Securities given by the undersigned with respect to any Voting Matters (as defined below) are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect thereto until after the Expiration Date.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of July 22, 2003, by and among NMP, Inc., a Delaware corporation ("Holdco"), Parent, the Company and the undersigned stockholder of Parent (the "Voting Agreement"), and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") by and among Parent, Holdco, the Company, Maple Merger Sub, Inc., a direct wholly owned subsidiary of Holdco, and Pine Merger Sub Inc., a direct wholly owned subsidiary of Holdco. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein), (iii) December 31, 2003, (iv) with respect to any Securities held by any Stockholder sold, transferred or otherwise disposed of to any Person (as defined in the Merger Agreement) other than, with respect to CBS Broadcasting Inc., a controlled affiliate of Viacom Inc., and with respect to Pearson International Finance Ltd., a controlled affiliate of Pearson plc, the time of effectiveness of such sale, transfer or disposition (each, a "Disposition"), or (v) the date on which the Voting Agreement is terminated.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Securities, and to exercise all voting and other rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of Parent, as applicable, or at any postponement or adjournment thereof and in every written consent in lieu of such meeting in favor of approval of the Merger Agreement, the Parent Merger (as defined in the Merger Agreement), the issuance of shares of Holdco Common Stock in the Company Merger (as defined in the Merger Agreement) and the transactions contemplated thereby (collectively, the "Voting Matters"). For the avoidance of doubt, upon the effectiveness of a Disposition whereby any portion of the Securities of a Stockholder is sold, transferred or disposed of as permitted in the Voting Agreement, the Proxy of such Stockholder only with respect to that portion of the Securities subject to the Disposition shall be deemed revoked.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Securities on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

         Dated:  July 22, 2003


                                      /s/ Gary M. Rinck
                                      ---------------------------------
                                         (Signature of Stockholder)

                                      Gary M. Rinck on behalf of
                                      Pearson International Finance Limited.
                                      (Print Name of Stockholder)

                                      Shares beneficially owned:

                                      5,636,814 shares of Parent Common Stock